Exhibit 10.1

AMENDMENT
OF THE
LONE STAR TECHNOLOGIES, INC.
2006 EMPLOYMENT RETENTION POLICY

The Lone Star Technologies, Inc. 2006 Employment Retention Policy is hereby amended, effective as of October 24, 2006 (its original Effective Date), by adding the following new Section 4.4 at the end of Article IV:

“4.4         Compliance With Section 409A of the Code. If a Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(a)(i), then, notwithstanding anything to the contrary contained herein, payments and benefits to which such Participant becomes entitled shall be delayed for six months following the Participant’s termination of employment if and to the limited extent necessary in order to satisfy the requirements of Section 409A(a)(2)(B) of the Code. For the avoidance of doubt, payments and benefits will not be delayed if and to the extent such payments and benefits do not constitute deferred compensation under Section 409A of the Code, including, without limitation, by reason of the exceptions described in Section 1.409A-1(b)(9). Any payments that are delayed pursuant to this Section 4.4 will be made in a single lump sum at the expiration of the required delay period (but not later than six months after termination of employment).”

LONE STAR TECHNOLOGIES, INC.

/s/ Rhys J. Best
Rhys J. Best,
Chairman and Chief Executive Officer